EXHIBIT 10.1

                                AMENDMENT TO THE
                          EMPLOYMENT AGREEMENT BETWEEN
                    BARRETT A. TOAN AND EXPRESS SCRIPTS, INC.


     This  Amendment  (the   "Amendment")  to  the  Employment   Agreement  (the
"Agreement"), effective April 1, 1999, between Barrett A. Toan ("You" and "Your") and Express Scripts, Inc. (the "Company") will become effective on and only on the date on which the Company no longer has any outstanding shares of Class B common stock (the "Effective Date").

     1. The first paragraph of Paragraph 1 of the Agreement is hereby amended in its entirety to read as follows:

         (1) Employment and Assignment; Diligent and Faithful Performance of Duties. Subject to the provisions hereof, the Company agrees to employ You as President and Chief Executive Officer through the end of the Term (as defined in paragraph 3, below) and during the Term shall include You in any slate of nominees of individuals nominated for election to serve as directors on the Company's Board of Directors (the "Board") and shall take all necessary actions and use reasonable best efforts, to the extent permitted by law, to cause Your election to the Board by the shareholders of the Company and shall use the same efforts to recommend to the Board that You be nominated and elected as Chairman of the Board; provided that, at any time on or after April 1, 2004 until the end of the Term, You shall be entitled to elect to resign as President and Chief Executive Officer of the Company (the "Resignation") and to continue solely as Chairman of the Board until March 31, 2005. In consideration of employment by the Company, You agree to discharge faithfully, diligently and to the best of Your ability, the responsibilities of the positions You hold during Your employment.

     2. Paragraph 2 of the Agreement is hereby amended in its entirety to read as follows:

         (2) Term of Agreement. Unless terminated earlier in accordance with the Agreement, the term of the Agreement commenced on April 1, 1999 and will continue through March 31, 2005 on which date the Agreement will terminate and, except as otherwise provided herein, be of no further force or effect (the "Term").

     3. Paragraph 3(C) of the Agreement is amended as follows:

          A. Paragraph 3(C)(ii) is amended by renumbering the current section to be (ii)(a) and adding a new section (b) to read as follows: Additional Grants. As of the Effective Date, you will receive an award under the Express Scripts, Inc. 2000 Long-Term Incentive Plan (the "Incentive Plan") of (i) fifty thousand (50,000) shares of the Company's Class A common stock (the "Restricted Shares") and (ii) an option (the "Option") to purchase ninety thousand (90,000) shares of the Company's Class A common stock at an exercise price for such options equal to the fair market value of a share on the Effective Date (collectively, the "2000 Equity Grant"). Subject to subparagraphs (iii) and (iv), below, the 2000 Equity Grant Option shall vest, as follows: 1/3 on March 31, 2003, 1/3 on March 31, 2004 and 1/3 on March 31, 2005 and the 2000 Equity Grant Restricted Shares shall fully vest on March 31, 2005; provided that you are still employed by the Company (including any service solely as Chairman of the Board) on such dates.

          B. Paragraph 3(C)(vi)(a) is amended by changing "fifty percent (50%)" to "twenty percent (20%)" and deleting "(provided that " through "twenty percent (20%))".

          C. Paragraph 3(C)(vi)(d) is amended by changing "less than fifty percent (50%)" to "less than eighty percent (80%)" and deleting "provided that" where it first appears in the parenthetical through "shall be eighty percent (80%);".

          D. Paragraph 3(C)(vi) is further amended by adding the following paragraph at the end thereof:

     Notwithstanding any provision in this Agreement to contrary, solely for purposes of the 2000 Equity Grant and the 2000 Deferred Compensation, the current offering described in the Registration Statement on Form S-3 filed on Friday, October 6, 2000 under the Securities Act of 1933 with the Securities and Exchange Commission and the contemplated reorganization transaction pursuant to
Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended, to effectuate the exchange of Class B shares of the Company's common stock for shares of Class A Common Stock (collectively, the "2000 Transaction") shall not constitute a Change of Control under subparagraph (a), above; provided, that if any "person" or "group" that acquires twenty percent (20%) or more of the outstanding securities of the Company in the 2000 Transaction shall subsequently acquire additional securities of the Company in a single transaction or series of transactions such that total ownership of such "person" or "group" equals or exceeds thirty-three percent (33%), such additional acquisition shall constitute a Change of Control hereunder. Except as provided in the preceding sentence with respect to subparagraph (a), above, the 2000 Transaction and any subsequent transactions or events may, if applicable, be considered a Change of Control under subparagraphs (b),(c) or (d), above.

     4. Paragraphs 3(C)(iii) and (iv) of the Agreement are amended to read as follows: (iii) Vesting. Notwithstanding any provision to the contrary in the Option Plan or Incentive Plan, any options granted to you under the Option Plan, Incentive Plan or otherwise (including but not limited to the grants provided for under this Agreement and any and all options granted prior to or after the date hereof) and any and all of your Restricted Shares (including but not limited to the grant provided for under this Agreement and any and all Restricted Shares obtained prior to or after the date hereof) shall fully vest not later than upon a Change of Control (as that term is defined in subparagraph vi of this paragraph 3(C)); Your termination by the Company without Cause (as defined in subparagraph A of paragraph 7); termination by You for Good Reason (as defined in subparagraph C of paragraph 7); March 31, 2005 if you are still employed by the Company (including any service solely as Chairman of the Board); Your death or Disability (as defined in subparagraph E of paragraph 7).

     (iv) Equity Upon Termination.

          (A) If Your employment is terminated by the Company for Cause or by You without Good Reason, You shall forfeit any options that have not been exercised within thirty (30) days after such termination. Notwithstanding any provision to the contrary in this Agreement, the Option Plan, Incentive Plan or any other plan, if the Company terminates You without Cause, You terminate employment for Good Reason, You die, Your employment is terminated by the Company because of a Disability, in the event of a Change of Control, all of Your options shall become fully exercisable immediately upon such event and shall remain exercisable until the expiration date of the option (determined without regard to Your termination of employment) and all restricted shares previously acquired by you shall vest upon such event.

          (B) If You terminate employment for any reason (other than a Termination for Cause as defined in paragraph 7), on or after March 31, 2005, any options granted to You under the Option Plan, Incentive Plan or otherwise (including but not limited to grants of options under this Agreement and any and all obtained prior to or after the date hereof) shall to the extent exercisable on the date of such termination, remain exercisable until the expiration date of the Option (determined without regard to Your termination of employment).

     5. A new Section 3(F) is hereby added, to read as follows:

                  F. Deferred Compensation. The Company hereby agrees to credit three million five hundred thousand dollars ($3,500,000) (the "deferred amount") to your Retirement Account (as Deferred Compensation)(the "2000 Deferred Compensation") under the Express Scripts, Inc. Executive Deferred Compensation Plan (the "Deferred Compensation Plan" and Retirement Account and Deferred Compensation shall be as defined in the Deferred Compensation Plan) as of the date this Amendment is executed and that such date shall be the Credit Date under the Deferred Compensation Plan. Notwithstanding anything to the contrary in the Deferred Compensation Plan or the Agreement, You shall forfeit the deferred amount (and any income, earnings or other gains thereon) if and only if Your employment with the Company (including any service solely as the Chairman of the Board) terminates prior to March 31, 2005 for any reason other than Your termination by the Company without Cause (as defined in subparagraph A of paragraph 7), Your death, Disability (as defined in subparagraph E of paragraph 7), Retirement (as defined in the Deferred Compensation Plan), or Good Reason (as defined in subparagraph C of paragraph 7). Except as otherwise provided in this Amendment, the deferred amount shall be subject to the terms and conditions of the Deferred Compensation Plan.

     6. Section 7(C)(ii) is hereby amended as follows:

          A. Section 7(C)(ii)(a) is hereby amended to read as follows:

               (a) assignment of any duties materially and adversely inconsistent with Your position as specified herein, including status, offices, or responsibilities as contemplated under paragraph 1 of this Agreement (provided that it is expressly agreed that Your Resignation shall not constitute "Good Reason") or any other action by the Company which results in a material and adverse change in such position, status, offices, titles or responsibilities, or any material and adverse change in Your reporting responsibilities (not due to Your Resignation).

               B. Paragraph 7(C)(ii) is amended by deleting the word "or" at the end of Paragraph 7(C)(ii)(d), changing the "." at the end of Paragraph 7(C)(ii)(e) to a "," and adding the following new subparagraph (f) to Paragraph 7(C)(ii):

                    (f) any failure at any time during the Term of this Agreement of Your being elected and continued to be reelected as Chairman of the Board.

              C. The following paragraph is added at the end of Paragraph 7(C)(ii):

                  The Company's appointment of a new President to succeed You with Your consent (which consent shall not be unreasonably withheld) shall not constitute "Good Reason".



Date:  October 17, 2000

                               EXPRESS SCRIPTS, INC.


                               By:  /s/ Seymour Sternberg
                                   -------------------------------
                                    Name: Seymour Sternberg
                                       Title: Chairman of the Executive
                                               Committee and Member of
                                                the Compensation Committee






                               /s/ Barrett A. Toan
                               --------------------------------------------
                               BARRETT A. TOAN